 Exhibit 99.1

Elastic N.V. Reports Strong First Quarter Fiscal 2020 Financial Results

Q1 Revenue of $89.7 million; Up 58% year-over-year (62% in constant currency)

Calculated Billings of $89.4 million, Up 51% year-over-year (53% in constant currency)

MOUNTAIN VIEW, Calif. and AMSTERDAM, The Netherlands, August 28, 2019 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced strong results for its first quarter of fiscal 2020 (ended July 31, 2019).

First Quarter Fiscal 2020 Financial Highlights

•	Total revenue was $89.7 million, an increase of 58% year-over-year, or 62% on a constant currency basis.
•	Calculated billings was $89.4 million, an increase of 51% year-over-year, or 53% on a constant currency basis.
•	Deferred revenue was $169.8 million, an increase of 64% year-over-year.
•	GAAP operating loss was $42.3 million; GAAP operating margin was -47%.
•	Non-GAAP operating loss was $24.3 million; non-GAAP operating margin was -27%.
•	GAAP net loss per share was $0.56; non-GAAP net loss per share was $0.32.
•	Operating cash flow was -$1.7 million with free cash flow of -$3.3 million.
•	Cash and cash equivalents were $315.2 million as of July 31, 2019.

“Our first quarter was a great start to fiscal 2020 with continued strong customer momentum and revenue growth,” said Shay Banon, founder and chief executive officer of Elastic. “Our strategy is resonating with both users and customers as they continue to rapidly adopt our broad portfolio of products.”

First Quarter Fiscal 2020 Key Metrics and Recent Business Highlights

•	Total subscription customer count was over 8,800.
•	Total customer count with ACV greater than $100,000 was over 475.
•	Subscription revenue represented 92% of total revenue.

•	Net Expansion Rate continued to be greater than 130%.
•	Released version 7.2 of the Elastic Stack introducing:
o	Elastic SIEM product (preview), which introduces a new set of data integrations for security analytics use cases, and a new dedicated app in Kibana.
o	Elastic App Search (generally available) as a downloadable, self-managed search product.
o

Many new features including support for .NET in Elastic APM (preview), new Beats modules that strengthen Kubernetes monitoring, and Metrics Explorer UI providing a more intuitive, interactive analysis of infrastructure metrics.

•	Released version 7.3 of the Elastic Stack introducing:
o	Elastic Maps product (GA) giving users a powerful Kibana application that opens up new ways to visually explore location data available in Elasticsearch.
o

Many new features including initial integration of ML jobs into Elastic SIEM enhancing threat detection and threat hunting workflows; Continuous Data Frames (beta) enabling users to create live entity-centric indexes; and Kerberos support in Kibana and Elasticsearch providing single sign-on access.

•

Released version 2.3 of Elastic Cloud Enterprise (ECE) featuring role-based access control (GA) giving users more visibility and control without having to hand over admin privileges, as well as improved diagnostics, automation, and integration capabilities.

•

Released Elastic Enterprise Search Beta 2, introducing three new connectors: Jira, Jira Server, and Confluence Server, as well as expanded custom API sources giving users greater flexibility to address the unique characteristics of their particular content platforms.

•	Announced that the Elasticsearch Service on Elastic Cloud is now available on Google Cloud Platform (GCP) in Tokyo, and on AWS in the London region.
•

Joined forces with Perched, a security analytics, operations, and threat hunting company, further expanding and advancing Elastic’s product, consulting, and training capabilities in the security analytics space.

•	Held three successful Elastic{ON} Tour events to engage with Elastic’s community of users, customers, and partners in Austin, Berlin, and Sydney with waitlists driven by strong demand.

Financial Outlook

The Company is providing the following guidance:

For its second quarter of fiscal 2020 (ending October 31, 2019):

•	Total revenue is expected to be between $95 million and $97 million.
•	Non-GAAP operating margin is expected to be between -23.5% and -21.5%.
•	Non-GAAP net loss per share is expected to be between $0.32 and $0.30, assuming between 77 million and 78 million weighted average ordinary shares outstanding.

For its fiscal year 2020 (ending April 30, 2020):

•	Total revenue is expected to be between $406 million and $412 million.
•	Non-GAAP operating margin is expected to be between -24.5% and -22.5%, including approximately -2% related to the proposed acquisition of Endgame.
•	Non-GAAP net loss per share is expected to be between $1.40 and $1.24, assuming between 77 million and 81 million weighted average ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET/ 11:00 p.m. CET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for use cases like application search, site search, enterprise search, logging, APM, metrics, security, business analytics, and many more.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with U.S. GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter ending October 31, 2019 and the fiscal year ending April 30, 2020. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our future financial performance, including our expectations regarding our revenue; cost of revenue; gross profit or gross margin; and operating expenses (including changes in sales and marketing, research and development and general and administrative expenses); our ability to achieve, and maintain, future profitability; our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our user and customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our proposed acquisition of Endgame, Inc., including the potential impact on our operating margin; the impact of our proposed acquisition of Endgame, Inc. on Elastic’s future product offerings; and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended July 31,
	2019	2018
Revenue
License - self-managed	$9,907	$7,240
Subscription - self-managed and SaaS	72,483	44,369
Total subscription revenue	82,390	51,609
Professional services	7,320	5,035
Total revenue	89,710	56,644
Cost of revenue
Cost of license - self-managed	97	97
Cost of subscription - self-managed and SaaS	17,895	10,201
Total cost of revenue - subscription	17,992	10,298
Cost of professional services	8,259	5,259
Total cost of revenue	26,251	15,557
Gross profit	63,459	41,087
Operating expenses
Research and development	35,182	18,981
Sales and marketing	52,011	30,422
General and administrative	18,568	10,099
Total operating expenses	105,761	59,502
Operating loss	(42,302)	(18,415)
Other income, net	931	596
Loss before income taxes	(41,371)	(17,819)
Provision for income taxes	398	759
Net loss	$(41,769)	$(18,578)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.56)	$(0.56)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	74,643,782	32,978,163

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	July 31, 2019	April 30, 2019
Assets
Current assets:
Cash and cash equivalents	$315,152	$298,000
Restricted cash	2,261	2,280
Accounts receivable, net of allowance for doubtful accounts of $1,372 and $1,411 as of July 31, 2019 and April 30, 2019, respectively	57,372	81,274
Deferred contract acquisition costs	14,717	17,215
Prepaid expenses and other current assets	27,932	30,872
Total current assets	417,434	429,641
Property and equipment, net	6,424	5,448
Goodwill	19,770	19,846
Operating lease right-of-use assets	32,110	-
Intangible assets, net	6,061	6,723
Deferred contract acquisition costs, non-current	10,057	8,935
Deferred tax assets	1,716	1,748
Other assets	12,164	13,397
Total assets	$505,736	$485,738

Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,799	$4,450
Accrued expenses and other liabilities	15,066	18,740
Accrued compensation and benefits	20,954	22,147
Operating lease liabilities	6,451	-
Deferred revenue	153,257	158,243
Total current liabilities	202,527	203,580
Deferred revenue, non-current	16,511	12,423
Operating lease liabilities, non-current	26,868	-
Other liabilities, non-current	4,780	6,723
Total liabilities	250,686	222,726

Commitments and contingencies
Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of July 31, 2019 and April 30, 2019	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 76,259,361 and 73,675,083 shares issued and outstanding as of July 31, 2019 and April 30, 2019, respectively	782	754
Treasury stock; 35,937 shares (repurchased at an average price of $10.30 per share)	(369)	(369)
Additional paid-in capital	614,532	581,135
Accumulated other comprehensive loss	(1,049)	(1,431)
Accumulated deficit	(358,846)	(317,077)
Total shareholders’ equity	255,050	263,012
Total liabilities, redeemable convertible preference shares and shareholders’ equity	$505,736	$485,738

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended July 31,
	2019	2018
Cash flows from operating activities
Net loss	$(41,769)	$(18,578)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	1,288	1,542
Amortization of deferred contract acquisition costs	6,723	4,019
Non-cash operating lease cost	1,347	-
Stock-based compensation expense	12,771	5,665
Deferred income taxes	19	868
Changes in operating assets and liabilities, net of impact of business acquisition:
Accounts receivable, net	23,528	9,148
Deferred contract acquisition costs	(5,515)	(4,519)
Prepaid expenses and other current assets	2,570	1,043
Other assets	1,055	665
Accounts payable	2,288	3,182
Accrued expenses and other liabilities	(2,866)	2,877
Accrued compensation and benefits	(1,817)	(3,154)
Operating lease liabilities	(1,283)	-
Deferred revenue	(33)	2,368
Net cash (used in) provided by operating activities	(1,694)	5,126
Cash flows from investing activities
Purchases of property and equipment	(1,585)	(336)
Business acquisitions, net of cash acquired	-	(1,986)
Net cash used in investing activities	(1,585)	(2,322)
Cash flows from financing activities
Proceeds from issuance of ordinary shares upon exercise of stock options	20,113	649
Repurchase of early exercised options	-	(500)
Repayment of notes payable	(30)	(20)
Net cash provided by financing activities	20,083	129
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	329	(1,179)
Net increase in cash, cash equivalents, and restricted cash	17,133	1,754
Cash, cash equivalents, and restricted cash, beginning of period	300,280	51,609
Cash, cash equivalents, and restricted cash, end of period	$317,413	$53,363

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended July 31,
	2019		2018
		% of		% of
		Total		Total
	Amount	Revenue	Amount	Revenue
Self-managed subscription	$64,812	72%	$41,312	73%
License	9,907	11%	7,240	13%
Subscription	54,905	61%	34,072	60%
SaaS	17,578	20%	10,297	18%
Total subscription revenue	82,390	92%	51,609	91%
Professional services	7,320	8%	5,035	9%
Total revenue	$89,710	100%	$56,644	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended July 31,
	2019	2018
Total revenue	$89,710	$56,644
Add: (Decrease) increase in total deferred revenue	(33)	2,368
Less: (Increase) decrease in unbilled accounts receivable	(237)	206
Calculated billings	$89,440	$59,218

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended July 31,
	2019	2018
Net cash (used in) provided by operating activities	$(1,694)	$5,126
Less: Purchases of property and equipment	(1,585)	(336)
Free cash flow	$(3,279)	$4,790
Net cash used in investing activities	$(1,585)	$(2,322)
Net cash provided by financing activities	$20,083	$129
Net cash (used in) provided by operating activities (as a percentage of total revenue)	(2)%	9%
Less: Purchases of property and equipment (as a percentage of total revenue)	(2)%	(1)%
Free cash flow margin	(4)%	8%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended July 31, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$97	$-	$-	$(97)	$-	$-	$-
Cost of subscription - self-managed and SaaS	$17,895	$(915)	$(134)	$(536)	$-	$-	$16,310
Total cost of revenue - subscription	$17,992	$(915)	$(134)	$(633)	$-	$-	$16,310
Cost of professional services	$8,259	$(561)	$(34)	$-	$-	$-	$7,664
Total cost of revenue	$26,251	$(1,476)	$(168)	$(633)	$-	$-	$23,974
Gross profit	$63,459	$1,476	$168	$633	$-	$-	$65,736
Gross margin (2)	70.7%	1.6%	0.2%	0.7%	0.0%		73.3%
Operating expenses
Research and development	$35,182	$(4,961)	$(760)	$-	$(34)	$-	$29,427
Sales and marketing	$52,011	$(4,308)	$(594)	$(29)	$-	$-	$47,080
General and administrative	$18,568	$(2,026)	$(607)	$-	$(2,438)	$-	$13,497
Total operating expenses	$105,761	$(11,295)	$(1,961)	$(29)	$(2,472)	$-	$90,004
Operating loss	$(42,302)	$12,771	$2,129	$662	$2,472	$-	$(24,268)
Operating margin (2)	(47.2)%	14.2%	2.4%	0.7%	2.8%		(27.1)%
Other income, net	$931	$-	$-	$-	$-	$-	$931
Loss before income taxes	$(41,371)	$12,771	$2,129	$662	$2,472	$-	$(23,337)
Provision for income taxes	$398	$-	$-	$-	$-	$357	$755
Tax rate (2)	(1.0)%						(3.2)%
Net loss	$(41,769)	$12,771	$2,129	$662	$2,472	$(357)	$(24,092)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.56)	$0.17	$0.03	$0.01	$0.03	$0.00	$(0.32)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 74,643,782 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended July 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions (4)	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$97	-	-	(97)	-	-	$-
Cost of subscription - self-managed and SaaS	$10,201	(413)	-	(576)	-	-	$9,212
Total cost of revenue - subscription	$10,298	(413)	-	(673)	-	-	$9,212
Cost of professional services	$5,259	(177)	-	-	-	-	$5,082
Total cost of revenue	$15,557	(590)	-	(673)	-	-	$14,294
Gross profit	$41,087	590	-	673	-	-	$42,350
Gross margin (2)	72.5%	1.0%	0.0%	1.2%	0.0%		74.8%
Operating expenses
Research and development	$18,981	(2,097)	-	-	(174)	-	$16,710
Sales and marketing	$30,422	(1,852)	-	(37)	-	-	$28,533
General and administrative	$10,099	(1,126)	-	-	(206)	-	$8,767
Total operating expenses	$59,502	(5,075)	-	(37)	(380)	-	$54,010
Operating loss	$(18,415)	5,665	-	710	380	-	$(11,660)
Operating margin (2)	(32.5)%	10.0%	0.0%	1.3%	0.7%		(20.6)%
Other income, net	$596	-	-	-	-	-	$596
Loss before income taxes	$(17,819)	5,665	-	710	380	-	$(11,064)
Provision for income taxes	$759	-	-	-	-	671	$1,430
Tax rate (2)	(4.3)%						(12.9)%
Net loss	$(18,578)	5,665	-	710	380	(671)	$(12,494)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.56)	$0.17	$-	$0.02	$0.01	$(0.02)	$(0.38)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Cut and Jobs Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 32,978,163 weighted-average shares, basic and diluted.
(4)	Information not meaningful for period presented.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near term cash flows and operating results.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Deborah Wiltshire

Elastic Corporate Communications

press@elastic.co